[Letterhead]
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036


                                September 6, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

           We have acted as counsel to Autologic Information International, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement") covering 658,276 shares of common stock, par value $.01 per share, of the Company which the Selling Stockholders named in the Registration Statement propose to sell pursuant to the Registration Statement (the "Shares").

           In connection with the foregoing, we have examined, among other things, the Registration Statement and original or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

           Based upon and subject to the foregoing, we are of the opinion that the Shares were duly issued and are fully paid and non-assessable.

           We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto.

                                Very truly yours,

                                /s/ Parker Chapin Flattau & Klimpl, LLP

                                PARKER CHAPIN FLATTAU & KLIMPL, LLP